Wesco Aircraft Appoints Daniel C. Snow Executive Vice
President and Chief Supply Chain Officer

VALENCIA, Calif., February 24, 2016 – Wesco Aircraft Holdings, Inc. (NYSE: WAIR), a leading provider of comprehensive supply chain management services to the global aerospace industry, today announced that it has appointed Daniel C. Snow as executive vice president and chief supply chain officer. Mr. Snow will oversee all of Wesco’s supply chain operations, including strategic sourcing, materials management and procurement.
Mr. Snow joined Wesco Aircraft in July 2015 as executive vice president, strategy and business process development; he will continue to oversee this function in his new role. Mr. Snow succeeds Robert Hanley, who has left the company to pursue other interests.
Dave Castagnola, president and chief executive officer, said, “I am very pleased that Dan will lead this critical role at Wesco. He has many years of strategic supply chain and program management experience, including significant leadership roles at Goodrich/UTC Aerospace Systems. At Wesco, Dan has been instrumental in accelerating the integration of Haas and establishing standard business processes across the company. I believe the time is right to bring his considerable years of experience in the aerospace industry to drive further improvement in our supply chain operations, particularly as we move forward with sales, inventory and operations planning (SIOP) initiatives.”
Castagnola continued, “I would like to thank Robert Hanley for his dedicated service to Wesco. We wish him much success in his future endeavors.”
Prior to joining Wesco, Mr. Snow was vice president and general manager, landing systems, at UTC Aerospace Systems (UTC Aerospace), one of the world’s largest suppliers of technologically advanced aerospace and defense products and a division of United Technologies Corp. Mr. Snow joined UTC Aerospace through the acquisition of Goodrich Corporation in 2012. While at Goodrich he served in roles of increasing responsibility in supply chain and program management. He has led strategic planning, business analysis and transformation, product life cycle management, continuous improvement and change management.
Prior to Goodrich, Mr. Snow worked in progressive supply chain and program management leadership positions with Boeing, the Case Corporation and McDonnell Douglas.

Mr. Snow is a graduate of the aerospace management program and holds a master’s in business administration from the Rotman School of Business at the University of Toronto.
About Wesco Aircraft
Wesco Aircraft is one of the world’s largest distributors and providers of comprehensive supply chain management services to the global aerospace industry. The company’s services range from traditional distribution to the management of supplier relationships, quality assurance, kitting, just-in-time delivery and point-of-use inventory management. The company believes it offers one of the world’s broadest portfolios of aerospace products, including chemical, electrical and C-class hardware and comprised of more than 570,000 active SKUs.
To learn more about Wesco Aircraft, visit our website at www.wescoair.com. Follow Wesco Aircraft on LinkedIn at https://www.linkedin.com/company/wesco-aircraft-corp.
Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future, not past, events and are subject to risks and uncertainties. The forward-looking statements, which address the company's expected business and financial performance and financial condition, among other matters, contain words such as: “drive,” “believe,” “will” or similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the company’s control. Therefore, the reader should not place undue reliance on such statements.
Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected business outcomes and growth. Although the company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.
Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: general economic and industry conditions; conditions in the credit markets; changes in military spending; risks unique to suppliers of equipment and services to the U.S. government; risks associated with the company’s long-term, fixed-price agreements that have no guarantee of future sales volumes; risks associated with the loss of significant customers, a material reduction in purchase orders by significant customers or the delay, scaling back or elimination of significant programs on which the company relies; the company’s ability to effectively compete in its industry; the company’s ability to effectively manage its inventory; the company’s ability to fully integrate the acquired business of Haas and to realize anticipated benefits of the combined operations; risks relating to unanticipated costs of integration; the company’s suppliers’ ability to provide it with the products the company sells in a timely manner, in adequate quantities and/or at a reasonable cost; the company’s ability to maintain effective information technology systems; risks associated with the company’s international operations, including exposure to foreign currency movements; the company’s dependence on third-party package delivery companies; fuel price risks; fluctuations in the company’s financial results from period-to-period; environmental risks; risks related to the handling, transportation and storage of chemical products; risks related to the aerospace industry and the regulation thereof; and other risks and uncertainties.
The foregoing list of factors is not exhaustive. The reader should carefully consider the foregoing factors and the other risks and uncertainties that affect the company’s business, including those described in Wesco Aircraft’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the Securities and Exchange Commission. These or other uncertainties may cause the company’s actual future results to be materially different than those expressed in any forward-looking statements. The company undertakes no obligation to update or revise any forward-looking statements.
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Contact Information:

Jeff Misakian
Vice President, Investor Relations
661-362-6847
Jeff.Misakian@wescoair.com

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